UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2014

PURAMED BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	00-52771 (Commission File Number)	20-5510104 (IRS Employer Identification No.)

1326 Schofield Avenue
Schofield, WI 54476
       (Address of principal executive offices)

(715) 359-6373
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 22, 2014, PuraMed Bioscience, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) for the purpose of (i) authorizing the change in domicile from Minnesota to Nevada (the “Domicile Change”) and (ii) authorizing a 1-for-40 reverse stock split (the “Reverse Split”).

The shareholders voted in favor of the change in domicile from Minnesota to Nevada and the 1-for-40 reverse stock split authorization.

Item 5.07	Submission of Matters to a Vote of Security Holders

On August 22, 2014, the Domicile Change and Reverse Split were approved at the Special Meeting.  As of the close of business on July 24, 2014 (the “Record Date”), 1,481,447,416 shares of Common Stock and 51 shares of Series A Preferred Stock were issued and outstanding on the Record Date, with each share of Common Stock entitled to one vote and each share of the Series A Preferred having voting rights equating to 30,232,321 votes, pursuant to the terms of the Certificate of Designations, Rights and Preferences of Series A Preferred Stock and the number of shares of Common Stock outstanding as of the Record Date. At the Special Meeting, (i) 1,750,001,925 votes, or approximately 57.9% of the outstanding votes, were represented in person or by proxy for the vote on the Domicile Change and (ii) 1,750,001,925 votes, or approximately 57.9% of the outstanding votes, were represented in person or by proxy for the vote on the Reverse Split.

The results of the voting at the Special Meeting are as follows:

	For	Against	Abstain
Total Votes Change in Domicile	1,733,467,925	16,284,000	250,000
% Voted For Change in Domicile	99.06%	0.93%	0.01%
	For	Against	Abstain
Total Votes Reverse Stock Split Authorization	1,593,684,427	156,062,438	255,060
% Voted For Reverse Stock Split Authorization	91.07%	8.92%	0.01%

According to the results above, the majority of the stockholders present at the meeting, whether in person or by proxy, voted FOR and thereby authorized the Domicile Change and voted FOR and thereby authorized the Reverse Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURAMED BIOSCIENCE, INC.

August 26, 2014	By:	/s/ Russell W. Mitchell
Name: Russell W. Mitchell
Title: Chief Executive Officer/Chief Financial Officer